Exhibit 99.1

To Organic Alliance Board of Directors.

Effective 12/1l/09 I resign my position of Chief Executive Officer.

I am pleased to note that Parker Booth will also be promoted to take that position as President, Chief Executive Officer immediately.

Regards,
Tom Morrison
Date: 12/11/09
/s/ Tom Morrison
Chairman